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EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                                 TBC CORPORATION

                                              State of Incorporation /
            Name of Subsidiary                    Organization
            ------------------                ------------------------
            TBC Private Brands, Inc                   Delaware

            Big O Tires, Inc.                         Nevada

            Big O Tire of Idaho, Inc.                 Idaho

            Carroll's, Inc.                           Georgia

            Merchant's, Incorporated                  Delaware

            NTW Incorporated                          Delaware

            TBC Brands, LLC                           Delaware

            TBC Capital, LLC                          Delaware

            TBC International Inc.                    Delaware

            TBC Retail Enterprises, Inc.              Delaware

            Tire Kingdom, Inc.                        Florida

            TBC Private Brands of Texas, LLC          Delaware

Certain other subsidiaries have not been listed because they would not, if considered in the aggregate as one subsidiary, constitute a "significant subsidiary," as defined in Rule 1.02(w) of Regulation S-X.

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